                                                                [EXECUTION COPY]

      THIS AMENDED AND RESTATED SECURED PROMISSORY NOTE MAY NOT BE ASSIGNED WITHOUT THE PRIOR CONSENT OF BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE,
    INC., AS AGENT FOR THE LENDERS UNDER THE BANK AUSTRIA LOAN AGREEMENT (AS DEFINED HEREIN), AND IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN
                 INTERCREDITOR, SUBORDINATION AND PARTIAL SALES
                          PROCEEDS ALLOCATION AGREEMENT
                              DATED THE DATE HEREOF



                  AMENDED AND RESTATED SECURED PROMISSORY NOTE

$2,750,000                                          Dated as of October 10, 2000

         FOR VALUE RECEIVED, OptiCare Eye Health Centers, Inc., a Connecticut corporation ("OptiCare"), Primevision Health, Inc., a Delaware corporation ("PVH"), and OptiCare Eye Health Networks, Inc, a North Carolina corporation formerly known as Consolidated Eye Care, Inc., ("CEC" and, together with OptiCare and PVH, the "Makers"), jointly and severally, promise to pay to the order of Alexander Enterprise Holdings Corp., or its successors or assigns (the "Payee"), in the lawful money of the United States of America the principal sum of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) on the Maturity Date (as hereinafter defined), together with interest from the date of this Note to and including the date immediately preceding the Maturity Date calculated at the Applicable Interest Rate (as hereinafter defined) on the outstanding principal amount owing hereunder from time to time.

     1. Joint and Several Liability. The obligations and liabilities of each of the Makers shall be joint and several.

     2. Interest. Interest shall accrue on the unpaid principal amount of this Note at the Applicable Interest Rate from and including the date of this Note to and including the day immediately preceding the Maturity Date and shall be payable on each date on which any principal amount outstanding hereunder is paid, whether at maturity, by acceleration or prepayment or otherwise. For the purposes of this Section 2, the following terms shall have the meaning set forth below:

     "Advances" shall mean the advance of the sum of $2,250,000 made by the Payee on October 10, 2000 and the advance of the sum of $500,000 made by the Payee on January 8, 2001.

     "Applicable Interest Rate" shall mean an interest rate per annum equal to the Eurodollar Rate plus two and one-quarter percent (2 1/4%).

     "Business Day" means a day on which banks are not authorized or required to be closed in New York, New York and on which dealings are carried on in the London interbank market.
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     "Eurodollar Rate" shall mean for any Interest Period:

          (a) the offered rate for deposits in United States Dollars with a maturity comparable to such Interest Period appearing on the display designated on page "EDS" of the Bloomberg Service (or any other relevant page or screen of such Service, or on any successor or substitute page of such Service, or any successor to such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Payee from time to time, for purposes of providing quotations of interest rate applicable to United States Dollar deposits in the London interbank market) as of approximately 11:00 a.m. (London time) on the date two Business Days prior to the commencement of such Interest Period; and

          (b) if such rate does not appear on said "EDS" page (or such successor or substitute), the offered rate for deposits in United States Dollars with a maturity comparable to such Interest Period appearing on the display designated on page "LIBO" on the Reuter Monitor Money Rates Service (or on any successor or substitute page for such Service, or any successor to such Service, providing rate quotations comparable to those currently provided on such page for such Service, as determined by the Payee from time to time, for purposes of providing quotations of interest rate applicable to United States Dollar deposits in the London interbank market) as of approximately 11:00 a.m. (London time) on the date two Business Days prior to the commencement of such Interest Period; and

          (c) in the event that neither rate referred to in clauses (a) or (b) is available at such time for any reason, the offered rate for deposits in United States Dollars with a maturity comparable to such Interest Period appearing on Page 3750 of the Telerate Service of Bridge Information Services (or on any successor or substitute page of such Service, or any successor to such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Payee from time to time, for purposes of providing quotations of interest rates applicable to United States Dollar deposits in the London interbank market) as of approximately 11:00 a.m. (London time) on the date two Business Days prior to the commencement of such Interest Period;

provided, however, that if (1) the relevant rates do not appear on page "EDS" on the Bloomberg Service, (2) the relevant rates do not appear on page "LIBO" on the Router monitor money Rate Service or (3) the relevant rates do not appear on Telerate Page 3750, then the Eurodollar Rate shall be deemed to mean for such Interest Period a fluctuating rate of interest per annum, calculated daily, equal to the prime rate of interest as published in The Wall Street Journal (Eastern edition) (and if more than one such rate is reported, the highest rate) less 25 basis points (.25%).

         "Interest Period" shall mean the period of six (6) months commencing on the date of each Advance and each successive period of six (6) months, provided, however, that:

       (i) no Interest Period shall end after the Maturity Date;

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       (ii) each Interest Period that begins on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, provided that such Business Day does not occur after the Maturity Date; and

       (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day.

     Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed in a Three Hundred sixty-five (365) day year.

     3. Maturity Date; Mandatory Prepayment.

          (a) The term "Maturity Date" as used in this Note shall mean June 1, 2003.

          (b) Upon the completion of any one or more Qualified Sales, as such term is defined in that certain Amended and Restated Loan and Security Agreement dated as of August 13, 1999, as amended, by and among the Makers, OptiCare Health Systems, Inc., the lenders from time to time party thereto (the "Lenders"), Bank Austria, AG, in its capacity as LC Issuer, and Bank Austria Creditanstalt Corporate Finance, Inc., as agent for the Lenders (the "Agent") (such Amended and Restated Loan and Security Agreement, as amended by a certain First Amendment dated June 30, 2000 and a certain Second Amendment dated the date hereof and as it may be further amended from time to time, being hereinafter referred to as the "Bank Austria Loan Agreement"), and following the mandatory prepayment to the Lenders of the sum of $5,000,000 pursuant to Section 2.13(b) of the Bank Austria Loan Agreement, the Makers shall mandatorily prepay the lesser of (i) the unpaid principal amount of this Note, together with all accrued and unpaid interest and any other amounts due and owing to the Payee hereunder or under the Security Agreement (as hereinafter defined) and (ii) in the event that the Net Cash Proceeds (as such term is defined in the Bank Austria Loan Agreement) are not sufficient to prepay the entire unpaid principal amount of this Note, such portion of the unpaid principal amount of this Note as is equal to the balance of such Net Cash Proceeds, together with interest accrued and unpaid on such principal amount prepaid.

     4. Security. The obligations of the Makers under this Note are secured pursuant to the terms of (i) the Security Agreement (as amended from time to time, the "Security Agreement") dated the date hereof, made by the Debtors party thereto in favor of the Payee, (ii) the Pledge and Security Agreement (as amended from time to time, the "Pledge and Security Agreement") dated the date hereof, made by the Pledgors party thereto in favor of the Payee and (iii) the Guaranty (as amended from time to time, the "Guaranty") dated the date hereof, made by the Guarantors party thereto in favor of the Payee. If an Event of Default (as hereinafter defined) shall have occurred and the principal amount of this Note shall have become immediately due and payable, the Payee shall be entitled to exercise, in addition to any right, power or remedy permitted by law or equity, all his remedies under the Security Agreement, the Pledge and


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

Security Agreement and the Guaranty, subject, however, to the terms and conditions of the Intercreditor, Subordination and Partial Sales Proceeds Allocation Agreement dated the date hereof made by the Payee in favor of the Agent and the Lenders (as amended from time to time, the "Intercreditor Agreement").

     5. Defaults and Remedies.

          (a) The following events shall be "Events of Default" hereunder:


               (i) the Makers default in the payment when due (whether at maturity, by acceleration or mandatory prepayment or otherwise) of any principal amount of this Note or interest on the principal amount of this Note;

               (ii) a court of competent jurisdiction enters a decree or order in an voluntary or involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appoints a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the affairs of any Maker, which decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

               (iii) any Maker consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

               (iv) any Maker admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

               (v) an Event of Default under, and as defined in, the Bank Austria Loan Agreement, shall have occurred. -

          (b) If an Event of Default, other than the Event of Default specified in Sections 5(a)(ii), (iii) or (iv), occurs and is continuing, the Payee may, at its option and in addition to any right, power or remedy permitted by law or equity or herein granted, by notice to the Makers declare the principal amount of this Note to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable; provided, however, that the Payee agrees that, if an Event of Default specified in Section 5(a)(v) occurs, the Payee shall not declare the principal amount of this Note to be due and payable immediately unless and until the unpaid principal amount outstanding under the Bank Austria Loan Agreement has been declared or has otherwise become immediately due and payable. If an Event of Default specified in Sections 5(a)(ii), (iii) or (iv) hereof occurs, the principal amount of this Note shall automatically become and be immediately due and payable, without any declaration or other act on the part of the Payee.

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

     6. Waivers. The Makers hereby waive presentment, demand for payment, notice of dishonor and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consent to any waivers or modifications that may be granted or consented to by the Payee of this Note. No waiver by the Payee of any breach of any covenant of the Makers herein contained or any term or condition hereof shall be construed as a waiver of any subsequent breach of the same or of any other covenant, term or condition herein.

     7. Default Interest. If any amount required to be paid under this Note shall not be paid when due, the Makers shall pay default interest on the unpaid balance of such amount at a rate per annum equal to the Applicable Interest Rate plus two percent (2%).

     8. Tax Indemnity.

          (a) If, as a result of any change in, or amendment to, the laws or treaties (or regulations or rulings promulgated thereunder) of the United States of America (or any political subdivision or taxing authority thereof or therein) affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by court of competent jurisdiction), which change amendment application or interpretation becomes effective after the date hereof, the Makers are required to deduct or withhold any tax from any sum payable by the Makers hereunder, then, from and after such date, all sums payable by the Makers hereunder, whether principal, interest, expenses or otherwise, shall be paid in full, without any deduction or withholding whatsoever and, each Maker hereby jointly and severally agrees to pay to the Payee such additional amount as will result in the receipt by the Payee of the full amount stated herein (including after deducting any required amounts from such additional payments). In such event, the Makers shall pay directly to the appropriate taxing authority any tax to be paid by them pursuant to this Section 8. Each Maker jointly and severally indemnifies and agrees to hold the Payee harmless from any liability or fines with respect to the delay or failure of any Maker to report such transaction or to pay such taxes or other withholding, duties, fees or charges or to make any filing with any taxing authority or any other government agency.

          (b) If any Maker shall pay any tax or charge as provided herein or shall make any deduction or withholding from any amount paid hereunder, within 10 days of payment of such amount, such Maker shall forward to the Payee official receipts or other evidence acceptable to the Payee establishing payment of such amount. Notwithstanding the obligation of the Makers under this Section 8 to pay taxes as required by this Section 8, if the Payee is required to pay any taxes or other charges, the Payee may pay any such taxes and charges (if required under law or otherwise) and shall be entitled to reimbursement if so entitled hereunder upon forwarding to the Makers official receipts or other evidence establishing payment of such amounts.

     9. Enforcement. In the event that any Payee of this Note shall institute any action for the enforcement or the collection of this Note, and such action shall be successful, there shall be immediately due and payable, in addition to the unpaid balance of this Note, all late charges,



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

and all costs and expenses of such action, including reasonable attorneys' fees. The Makers waive the right to interpose any setoff, counterclaim or defense of any nature or description whatsoever.

     10. Replacement of Note. Upon receipt by the Makers of evidence satisfactory to them of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon reimbursement to the Makers of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note if mutilated, the Makers will make and delivery a new Note of like tenor in lieu of this Note.

     11. Amendments. This Note may not be changed, modified, amended, or terminated except by a writing duly executed by the Makers and the Payee.

     12. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to the addressee, faxed to the addressee or mailed, certified mail, postage prepaid, and shall be deemed given when so delivered personally, faxed with confirmed answer back, or if mailed, three (3) days after the date of mailing, as follows:

                  If to the Makers, to:

                           c/o Opticare Health Systems, Inc.
                           87 Grandview Avenue
                           Waterbury, Connecticut  06708
                           Attention:  Chief Financial Officer
                           Facsimile:  (203) 596-2227

                  If to the Payee, to:

                           c/o Alpha Private Equity Group
                           499 Park Avenue
                           New York, New York  10022
                           Attention:  Jared Bluestein
                           Facsimile:  (212) 421-0169

                           With a copy to:

                           Coudert Brothers
                           1114 Avenue of the Americas
                           New York, New York  10036
                           Attention:  David A. Boillot, Esq.
                           Fax:  (212) 626-4120

     13. Governing Law. This Note and all transactions contemplated hereunder or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of New York



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

     14. Assignment. None of the Makers may assign its rights or obligations under this Note without the prior written consent of the Payee.

     15. Successors. This Note shall be binding upon the successors and permitted assignees of the parties hereto.

     16. Intercreditor Agreement. This Note and the rights of the Payee herein are subject, in all respects, to the terms and provisions of the Intercreditor Agreement in the event of any conflict between the terms of this Note and the Intercreditor Agreement, the Intercreditor Agreement shall govern.

     IN WITNESS WHEREOF, the Makers have caused this Note to be executed by their duly authorized officers as of the day and year first above written.

                                  OPTICARE EYE HEALTH CENTERS, INC.



                                  By: _________________________________________
                                      Name: Dean J. Yimoyines
                                      Title:  Chief Executive Officer

                                  PRIMEVISION HEALTH, INC.



                                  By: _________________________________________
                                      Name: Dean J. Yimoyines
                                      Title:  Chief Executive Officer

                                  OPTICARE EYE HEALTH NETWORK, INC.



                                  By: _________________________________________
                                      Name: Dean J. Yimoyines
                                      Title:  Chief Executive Officer



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